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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                               ----------------

                                 Form 8-A

         FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO
         SECTION 12(B) OR 12(g) OF THE SECURITIES EXCHANGE ACT OF 1934

                           RSL COMMUNICATIONS, LTD.
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)

                Bermuda                                    N/A
----------------------------------------            ------------------
(State of Incorporation or Organization)             (I.R.S. Employer
                                                    Identification No.)
Clarendon House
Church Street
Hamilton HM CX, Bermuda                                    N/A
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(Address of principal executive offices)                (Zip Code)

    If this form relates to the                   If this form relates to the
    registration of a class of                    registration of a class of
    securities pursuant to                        securities pursuant to
    Section 12(b) of the                          Section 12(g) of the
    Exchange Act and is effective                 Exchange Act and is effective
    pursuant to General Instruction A.(c),        pursuant to General
    please check the following                    Instruction A.(d), please
    box. / /                                      check the following box. /X/

 Securities Act registration statement file number to which this form relates:

                                   333-34281
                                ---------------
                                (If applicable)

       Securities to be registered pursuant to Section 12(b) of the Act:

    Title of each class                     Name of each exchange on which
    to be so registered                     each class is to be registered
    -------------------                     ------------------------------
           None                                          None

       Securities to be registered pursuant to Section 12(g) of the Act:

              Class A Common Shares, par value $.00457 per share
              --------------------------------------------------
                               (Title of Class)

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                INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant's Securities to be Registered.

    Reference is made to the description of the Registrant's Class A common shares, par value $.00457 per share, under the caption 'DESCRIPTION OF CAPITAL STOCK' in the Registrant's Form S-1 Registration Statement filed with the Securities and Exchange Commission on August 25, 1997, Registration Number 33-34281 (the 'Registration Statement'), as subsequently amended. The description of the Class A Common Shares set forth in the Registration
Statement and all amendments thereto is hereby incorporated herein by reference.


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                                  SIGNATURE

    Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                              RSL COMMUNICATIONS, LTD.

                                              By: /s/ Itzhak Fisher
                                                  Itzhak Fisher
                                                  President and Chief
                                                  Executive Officer

Date: September 26, 1997